AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                  SEPTEMBER 28, 1998
                                               REGISTRATION NO. 333-[     ]
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                              -------------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              -------------------------
                                    COMPUMED, INC.
                (Exact name of Registrant as specified in its Charter)

                 DELAWARE                5047              95-2860434
                 --------                ----              -----------
             (STATE OR OTHER      (PRIMARY STANDARD     (I.R.S. EMPLOYER
             JURISDICTION OF          INDUSTRIAL       IDENTIFICATION NO.)
             INCORPORATION OR       CLASSIFICATION
              ORGANIZATION)           CODE NO.)
                              -------------------------

                          1230 ROSECRANS AVENUE, SUITE 1000
                          MANHATTAN BEACH, CALIFORNIA 90266
                                    (310) 643-5106

            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                      AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                              -------------------------
                                    JAMES LINESCH
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    COMPUMED, INC.
                          1230 ROSECRANS AVENUE, SUITE 1000
                          MANHATTAN BEACH, CALIFORNIA  90266
                                    (310) 643-5106
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                      COPIES TO:
                                 BRUCE A. RICH, ESQ.
                               THELEN REID & PRIEST LLP
                                   40 WEST 57TH ST.
                              NEW YORK, NEW YORK  10019
                                    (212) 603-6780
               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.
               IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
               IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.[X]
               IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
          [  ]
               -----------------
               IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
          [  ]
               -----------------
               IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                           CALCULATION OF REGISTRATION FEE
          =================================================================
              TITLE OF                 PROPOSED
                EACH                   MAXIMUM    PROPOSED
              CLASS OF                 OFFERING   MAXIMUM
             SECURITIES    AMOUNT TO    PRICE    AGGREGATE    AMOUNT OF
                TO BE         BE         PER      OFFERING   REGISTRATION
             REGISTERED   REGISTERED   UNIT(1)    PRICE(1)      FEE(3)

            Common
            Stock, par
            value $.01
            per share(2)  1,925,000   $3.00     $5,775,000   $1,703.63
          =================================================================
          (1) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457.
          (2) ISSUABLE UPON EXERCISE OF WARRANTS. INCLUDES, PURSUANT TO RULE 416, AN ADDITIONAL AMOUNT OF SHARES OF COMMON STOCK BY VIRTUE OF THE ANTI-DILUTION PROVISIONS OF THE WARRANTS.
          (3) IN ACCORDANCE WITH RULE 457(G), THE REGISTRATION FEE FOR THESE SHARES IS CALCULATED UPON A PRICE WHICH REPRESENTS THE HIGHEST OF (I) THE PRICE AT WHICH THE WARRANTS MAY BE EXERCISED; (II) THE OFFERING PRICE OF SECURITIES OF THE SAME CLASS INCLUDED IN THIS REGISTRATION STATEMENT; OR (III) THE PRICE OF SECURITIES OF THE SAME CLASS, AS DETERMINED PURSUANT TO RULE 457(C).

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998


                           1,925,000 SHARES OF COMMON STOCK
                                   ($.01 PAR VALUE)

                                    COMPUMED, INC.

                                     COMMON STOCK

               This Prospectus relates to the offering by CompuMed, Inc., a Delaware corporation (the "Company"), of up to 1,925,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), issuable upon exercise of up to 1,925,000 of the Company's Common Stock Purchase Warrants (the "Warrants"). The Warrants entitle the holders thereof to purchase shares of Common Stock at a price per share of $3.00, subject to customary antidilution adjustments. Each Warrant may be exercised until 5:00 p.m., Pacific Time, on January 26, 2003.

               The Warrants have, or will be, issued in connection with a Final Judgment and Order of Dismissal, dated January 26, 1998, approving a Stipulation and Settlement of Class Action and Derivative Claims, dated as of August 7, 1997 (the "Settlement Agreement"), relating to securities class action lawsuits filed in 1995 against the Company and certain of its current and former officers and directors.

               The Warrants were issued under a Warrant Agreement, dated as of February 27, 1998 (the "Warrant Agreement"), between the Company and U.S. Stock Transfer Corporation, as Warrant Agent (the "Warrant Agent").

               The Company will receive proceeds from the exercise of the Warrants, but not from the sale of the underlying Common Stock. See "USE OF PROCEEDS."

               All expenses of the registration of the shares of the Company's Common Stock issuable upon exercise of the Warrants, estimated to be $32,000, are to be borne by the Company.

               The Warrants are to be traded on the OTC Bulletin Board. The Company expects that the Warrants will not be actively traded.

               The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol CMPD. On September 23, 1998, the closing bid price for the Company's Common Stock was $0.44 per share of Common Stock. See "MARKET PRICE INFORMATION."

          AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" ON PAGES [   ] THROUGH [   ] HEREOF.

                              -------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is        , 1998
                                                  --------

          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                AVAILABLE INFORMATION

                    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; or at its offices at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, IL 60661; or Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including the Company. The Common Stock of the Company is quoted on the Nasdaq SmallCap Market. In addition, copies of this material and other information are provided to Nasdaq and can be inspected at the Nasdaq offices maintained at the National Association of Securities Dealers, Inc., 1735 "K" Street, Washington, D.C. 20006.

               This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act. This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. In addition, certain information filed by the Company with the SEC has been incorporated herein by reference, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, filed by the Company with the SEC, are hereby incorporated by reference in this Prospectus:

               1. Description of the Common Stock contained in the Registration Statement on Form SB-2, filed on March
          5, 1996.
               2. Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.
               3. Proxy Statement, dated April 1, 1998, for an Annual Meeting of Stockholders held on May 1, 1998.
               4. Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.
               5. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.
               6. Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998.
               7.   Report on Form 8-K for an event of December 24, 1997.
               8.   Report on Form 8-K for an event of January 30, 1998.
               9.   Report on Form 8-K for an event of March 31, 1998.

                    All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

                    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                    The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than the exhibits thereto. Requests for such copies should be directed to the Company at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California 90266, Attn:
          James Linesch, President; telephone (310) 643-5106.

                                     THE COMPANY

               The Company is a medical information technology and service company focused on the diagnosis, monitoring and management of costly, high incidence diseases, particularly cardiovascular disease and osteoporosis. The primary focus of the Company's business is (i) the ongoing development of its osteoporosis testing technology and (ii) the computer interpretation of electrocardiograms ("ECGs"). The Company applies advanced computing, medical imaging, telecommunications and networking technologies to provide medical professionals and patients with affordable, point-of-care solutions for disease risk assessment and decision support.

               The Company was incorporated in the State of Delaware on July 21, 1986. The address and telephone number of the Company's principal executive offices are 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California 90266, telephone (310) 643-5106.

          RECENT DEVELOPMENTS

               The OsteoView(R) and OsteoGram(R). The Company's research and development efforts are currently focused primarily on producing automated software for bone density analysis (second generation OsteoGram(R)). The software may be applied to a computer-digitized image of the bone from a radiograph (x-ray), or a bone image may be acquired directly in digital form using a stand-alone bone densitometer under development, the OsteoView(R). The OsteoView(R) device will utilize a low-dose x-ray source and a digital detector to determine bone density from a measurement of the fingers and the wrist. The OsteoView(R) will utilize amorphous silicon as its detector which will produce a high resolution digital x-ray image. The Company is seeking to first introduce the automated software (OsteoGram(R)) to be used with a personal computer and a desktop scanner. The software will then be integrated into the proposed OsteoView(R) device, to be developed in conjunction with a partner. A partner has not yet been identified. See "RISK FACTORS." A development team has been assembled which includes the University of Massachusetts Medical Center ("UMMC") and specialized high technology vendors for certain aspects of this project. During the 1997 fiscal year, the Company developed a prototype model for illustrating the proposed design of this device. The Company coordinates and funds the development efforts of the project members and intends to retain primary rights to the completed product.

               Sales of Preferred Stock. Between December 24, 1997 and March 31, 1998, the Company placed an aggregate of 35,000 shares of its Class C 7% Convertible Preferred Stock (the "Class C Preferred Stock") at a purchase price of $100 per share, or an aggregate purchase price of $3,500,000. The Class C Preferred Stock was issued in two series, the Series 1 Class C 7% Convertible Preferred (the Series C-1 Preferred Stock") and the Series 2 Class C 7% Convertible Preferred Stock (the "Series C-2 Preferred Stock"). The major difference between the two series is the conversion price discount.

               Each share of Class C Preferred Stock is convertible at the option of the Selling Stockholder into the number of Common Stock as is determined by dividing (A) $100 by (B) the respective Conversion Price in effect at the time of conversion for each series. The Conversion Price for the Series C-1 Preferred Stock is equal to the lesser of: (a) $1.51 or (b) the product of (i) .75 and (ii) the average closing bid price, as reported on the Nasdaq SmallCap Market (or on such national securities exchange or automated trading system on which the Common Stock is then primarily traded), of the Common Stock for the ten (10) consecutive trading days immediately preceding the date (the "Notice Date") on which a notice is received by the Company from the holder desiring to convert his Series C-1 Preferred Stock. The Conversion Price for the Series C-2 Preferred Stock is equal to the lesser of: (a) $1.34 or (b) the product of (i) .80 and
          (ii) the average closing bid price, as reported on the Nasdaq SmallCap Market on such national securities exchange or automated trading system on which the Common Stock is then primarily traded), of the Common Stock for the ten (10) consecutive trading days immediately preceding the Notice Date.

               Upon conversion of the Class C Preferred Stock, the holder of the Class C Preferred Stock will also obtain one Placement Warrant (the "Placement Warrants") for the purchase of one share of Common Stock for each share of Common Stock into which the Class C Preferred Stock is converted, exercisable for three years at an exercise price equal to the conversion price of such Class C Preferred Stock.

               Pursuant to the Securities Purchase Agreements for the Class C Preferred Stock, the Company entered into a Registration Rights Agreement with each of the purchasers of Class C Preferred Stock under which the Company agreed to file a registration statement with the SEC covering the Common Stock underlying the Class C Preferred Stock and the Placement Warrants. The Company filed such a registration statement on January 23, 1998, which registration statement was declared effective by the SEC on February 6, 1998.

               As of August 31, 1998, 23,350 shares of Class C Preferred Stock were converted into 3,294,182 shares of Common Stock.

               Termination of Merck License Agreement. Effective September 22, 1995, the Company entered into a Technology License Agreement (the "License Agreement") with Merck & Co., Inc. ("Merck") pursuant to which Merck was granted a perpetual, exclusive license of the Osteogram(R) and the Company was to receive a royalty payment for each Osteogram(R) test sold by Merck to a physician during the years 1996 through 2000, subject to certain caps, at which time the royalties would cease. Through September 30, 1997, the Company had earned cumulative royalties on approximately 70,000 Osteogram(R) tests amounting to gross proceeds of $155,000. Merck had the right to terminate the Merck License Agreement at any time. By letter, dated January 7, 1998, Bone Measurement Institute ("BMI"), the assignee of Merck's interest under the License Agreement and a non-profit wholly-owned subsidiary of Merck, gave notice of cancellation of the License Agreement effective March 31, 1998. BMI ceased performance of tests using the licensed technology on February 27, 1998, and returned the licensed technology to the Company on March 31, 1998. On June 17, 1998, the Company reached an agreement with Merck to obtain the software enhancements, laboratory equipment, regulatory and clinical work products, intellectual property rights, copyrights, trademarks, marketing materials and artwork, and other substantial assets purchased or developed by Merck to support the OsteoGram(R).

               Cessation of Development of Detoxahol(TM). In March 1994, the Company acquired the rights to a potential new pharmaceutical product called Detoxahol(TM), a substance intended to facilitate the rapid lowering of blood alcohol of people who have been drinking alcohol. In June 1995, a patent application was filed on behalf of the Company covering the technology underlying Detoxahol(TM). The Company was developing Detoxahol(TM) technology pursuant to certain agreements with the University of Georgia. The Company now has ceased its development of Detoxahol(TM) technology and there is no assurance that the Company will commence development in the future or that if any Detoxahol(TM) product is ultimately developed by the Company such product will be cleared by the appropriate regulatory agencies. The Company is currently seeking a development partner for this product, however, there is no assurance that such a partner will be secured. Significant further research and development, including clinical testing, as well as obtaining necessary regulatory clearances, are required before the Company could produce a marketable Detoxahol(TM) product.


                                     RISK FACTORS

               An investment in the Common Stock involves a high degree of risk and, therefore, should be considered extremely speculative. It should not be purchased by persons who cannot afford the possibility of the loss of their entire investment. Prospective investors should consider carefully among other risk factors, the risk factors and other special considerations relating to the Company and this offering set forth below. The discussion in this Prospectus contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, beliefs, expectations and intentions. The Company's actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include the following risk factors, as well as factors discussed elsewhere in this Prospectus. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.

          FINANCIAL RISKS

               History of Losses. The Company's operations incurred net losses of approximately $2,202,000 in 1993, $3,864,000 in 1994,
          $3,390,000 in 1995, $4,647,000 in 1996, and $2,214,000 in 1997.
          The Company's retained deficit at September 30, 1997 was $26,393,000. For the nine months ended June 30, 1998, the Company incurred net losses of $1,218,000 and anticipates that it will continue to incur net losses during the remaining three months of the 1998 fiscal year and thereafter due to future research and development costs and corporate costs. It should also be noted that while net losses were lower in fiscal 1997 than in fiscal 1996, net revenues were also reduced from $2,344,000 in 1996 to $1,939,000 in 1997. See "SUMMARY
          FINANCIAL INFORMATION."

               No Assurance of Future Sources of Capital to Support and Grow Business. The Company will require capital to finance its continued investment in research and development of the OsteoView and to support and grow its existing ECG systems. Although the Company believes it has sufficient capital to fund these activities for at least the next 12 months, inasmuch as the Company expects to incur additional operating losses, there can be no assurance that the Company will have adequate working capital to fund all of these activities thereafter. Further, the sale or issuance of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders. See "Market Risks -- Shares Eligible for Future Sale." There can be no assurance that additional financing, if required, will be available when needed or, if available, will be on terms acceptable to the Company.

          BUSINESS AND REGULATORY RISKS

               Lack of Acceptance of the OsteoGram(R). Management had expected that a significant portion of the Company's future revenues would come from royalties under the License Agreement with Merck. As discussed above, the royalty revenues received were not significant and the License Agreement was cancelled effective March 31, 1998. See "THE COMPANY - Recent Developments."

               The Company intends to market the second generation OsteoGram(R) software in the future, however, this method of testing bone mass is currently at an early stage in market development and is not widely recognized by the medical profession and the public. Education of the medical profession and public of the OsteoGram(R)'s effectiveness, low cost, ease of use and lack of any need for specialized capital equipment to administer the test remains vital to the success of the OsteoGram(R). In addition, other obstacles, such as competition with other companies that are better known and financed than the Company, may impede the OsteoGram(R)'s acceptance.

               FDA Regulation. The Company's medical devices, medical services and potential pharmaceutical products are subject to varying degrees of FDA regulation. The FDA Office of Medical Devices regulates the safety and efficacy of medical devices.
          All medical devices and their components are subject to certain general controls, including compliance with specified manufacturing practices. Manufacturers are required to provide the FDA with advance notice of their intention to introduce and market new medical devices and demonstrate such devices' safety and efficacy to the FDA's satisfaction prior to commencement of their commercial use. The Company has not filed for FDA approval for the second generation OsteoGram(R) software or for the OsteoView(R) device. Therefore, ultimate 510(k) approval is not assured.

               Medical Reimbursement Program. The OsteoGram(R) and ECG services are approved for reimbursement by Medicare and most other third party payors. Most payments for these services are made by the medical insurance carrier of the patients. Government regulation may change at any time and Medicare reimbursements for the Osteogram(R) or ECG services may be withdrawn or reduced. Further, should Medicare reimbursement programs be significantly reduced or should other regulatory changes affect the ability of physicians or the Company to recover the cost of OsteoGram(R) tests or ECG services, the Company's ability to market and sell its products would be adversely affected.

               Development of the OsteoView(R). The Company is currently seeking joint venture partners for the development, manufacture and marketing of the OsteoView(R). Such partners may not be secured and the development costs could be substantial in relation to the Company's available cash resources and the development period could be longer than that presently anticipated by the Company. There is no assurance that the OsteoView(R) can be commercially developed and even if so, that it would be profitable

               Lack of Patent Protection. The Company had licensed its proprietary technology in the OsteoGram(R) to Merck in reliance on trade secret protection for the OsteoGram(R) and considers the software to process the OsteoGram(R) to be proprietary. With the cancellation of the License Agreement, the proprietary technology has been returned to the Company. See "THE COMPANY - Recent Developments." Notwithstanding the termination of the License Agreement, Merck remains bound by the confidentiality provisions of the agreement. However, such protection may not preclude competitors from developing products which can be marketed in competition with the OsteoGram(R). The Company intends to file for patents as improvements are made to the OsteoSystem or as the OsteoView(R) is developed. There can be no assurance that patent applications, if filed, will result in issued patents or that patents, if issued will not be circumvented or invalidated. Moreover, there is no assurance that the Company is not infringing the patents of third parties.

               Competition. The primary businesses in which the Company engages, testing for bone density and sales and processing of ECGs, are highly competitive. There are other companies with substantially greater market recognition and financial and development resources than those of the Company which are engaged in the marketing of products similar to and which compete with the OsteoGram(R) and the Company's ECG terminals. Many radiology centers (in hospitals and free standing) also consider themselves competitors of the Company, because of their capital investments in expensive bone scanning equipment. In addition, and particularly in regard to the OsteoGram(R), physicians and other prominent members of the medical community frequently are reluctant to accept new products until their contribution to health care has been established over an extended period of time. Should the Company successfully develop a marketable product using the OsteoView(R) technology, it would be subject to these same risks. In addition, there is no assurance that other companies with competing technologies will not be approved for reimbursement by Medicare and/or private insurance carriers.

               New Products and Technological Change. The Company is in the "high tech" end of the health care industry. This industry has been historically marked by very rapid technological change and frequent introductions of new products. Accordingly, the Company's future growth and profitability depend in part on its ability to continue to respond to technological changes and successfully develop and market new products that achieve significant market acceptance. There is no assurance that the Company will be able to do so.

               Dependence on Third Parties for Manufacturing, Marketing and Research. The Company currently has no in house capability to manufacture apparatus used in connection with the Osteoview(R), the OsteoGram(R) or ECG services. The Company has entered into arrangements with third parties for the manufacture of certain apparatus used in connection with the Osteoview(R) and ECG services. There can be no assurance that third party manufacturers will be able to continue to meet the Company's quantity and quality requirements for manufactured products.

               Products Liability Exposure. The malfunction or misuse of the medical devices assembled and sold and services rendered by the Company may result in potential injury to physicians' patients, thereby subjecting the Company to possible liability. Although the Company's insurance coverage is $5,000,000 per occurrence and $5,000,000 in the aggregate with a deductible of $1,000, which amounts and deductibles are customary in the industry, there can be no assurance that such insurance will be sufficient to cover any potential liability. Furthermore, there can be no assurance that this coverage will continue to be available or, if available, that it can be maintained at reasonable cost. To date, the Company has never been involved in any litigation as a result of alleged product liability.

               Professional Liability Exposure. The Company's current liability insurance policy does not cover losses due to misinterpreted overreads of ECG printouts by physicians retained by the Company to provide such services. Medical professional liability claims which may be brought against the Company for misinterpreted overreads, which are not covered by or exceed the coverage amount of a medical professional liability insurance policy held by the physician performing the overread, could have a material adverse effect on the Company's business, financial condition or operating results. Since commencing its ECG services, no medical professional liability claims have been made against either physicians who perform overreads for the Company or the Company with respect to misinterpreted overreads.

               Dependence on Key Personnel. The Company is dependent upon the continued services of James Linesch who since August 1997 has been the President and Chief Executive Officer as well as continuing as Chief Financial Officer and Secretary. Robert B. Goldberg acts as the Chairman of the Board. The Company is seeking to retain additional executive officers, however, there is no assurance that suitable persons can be attracted to the Company for such positions and thereafter retained.

          MARKET RISKS

               Securities Market Volatility. The trading price of the Company's Common Stock is subject to wide fluctuations in response to variations in operating results of the Company, actual or anticipated announcements of technical innovations or new products by the Company or its competitors or alliances formed with other industry participants, general conditions in the industry and the worldwide economy, and other events or factors. Since October 1, 1995, the Company's stock traded from a high of $19.13 to a low of $0.50. See "MARKET PRICE INFORMATION." In addition, there have been periods of extreme volatility in the stock markets, which in many cases were unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock. The Company's Common Stock has at times been traded at a high volume and the bid and asked prices for its Common Stock have fluctuated significantly as a result of such volume. General market price declines or market volatility or factors related to the general economy or the Company in the future could adversely affect the price of the Common Stock.

               Absence of dividends. The Company has not paid a cash dividend on its Common Stock since its inception. At the present time, the Company's anticipated working capital requirements are such that it intends to follow a policy of retaining any earnings in order to finance the development of its business.

               Dilution. The market price of the Common Stock is presently in excess of net tangible book value, which was $.24 per share on June 30, 1998. Investors who purchase Common Stock would absorb immediate dilution in the net tangible book value per share of Common Stock.

               Shares Eligible for Future Sale. At June 30, 1998, 12,406,102 shares of the Company's Common Stock were outstanding. In addition, (i) 7,200 shares of Common Stock are issuable upon conversion of the outstanding Class A Preferred Stock and Class B Preferred Stock, (ii) based on the average conversion rate for the fiscal year to date, the Company estimates that 1,643,564 shares of Common Stock are issuable upon conversion of the outstanding Class C Preferred Stock, along with warrants to purchase an additional 1,643,564 shares of Common Stock, (iii) 1,574,123 shares of Common Stock are issuable upon the exercise of outstanding stock options, (iv) 959,027 shares of Common Stock are issuable upon the exercise of outstanding warrants, and (v) 770,000 shares of Common Stock and warrants exercisable for 1,925,000 shares of Common Stock are being issued in connection with the finalization of the Settlement Agreement. The sale, or availability for sale, of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital when needed through the sale of its equity securities.

               Risk of Losing Nasdaq SmallCap Market Listing. The Company's Common Stock is listed on the Nasdaq SmallCap Market. Nasdaq maintains certain requirements for the continued listing on the Nasdaq SmallCap Market, including requirements that the Common Stock have a minimum bid price of $1.00 per share; that the Company either have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income (in latest fiscal year or 2 of last 3 fiscal years) of $500,000; and that the market value of the public float be not less than $4,000,000.
          The bid price has recently been less than $1.00 per share.
          Should the Company fail to meet any of these requirements for the requisite periods, it could be delisted from the Nasdaq SmallCap Market. Trading, if any, in the listed securities would thereafter be conducted on the OTC Electronic Bulletin Board or the National Quotation Bureau's "pink sheets." As a result, should delisting occur, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the Company's securities. This would severely limit the liquidity of such shares, and would likely have a material adverse effect on the market price of the Company's Common Stock and on the Company's ability to raise additional capital.

               Risks Relating to Low-Priced Stock; Possible Effect of "Penny Stock" Rules on Liquidity for the Company's Securities.
          If the Company's Common Stock ceases to be listed on the Nasdaq SmallCap Market, the Common Stock would become subject to Rule 15g-9 under the Exchange Act. This Rule (the "Penny Stock Rule") imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell any of the Company's securities in the secondary market.

               The SEC has adopted regulations that define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

               The foregoing required penny stock restrictions will not apply to the Company's Common Stock if the Company meets a $2,000,000 minimum net tangible assets or, a $1.00 market price or other Nasdaq rules. There can be no assurance that the Company's Common Stock will qualify for exemption from the penny stock restrictions. In any event, even if the Company's Common Stock were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

               If the Company's Common Stock were subject to the rules on penny stocks, the market liquidity for the Company's Common Stock could be materially adversely affected.

               Antitakeover Effect of Certain Charter Provisions. Certain provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Common Stock. Such provisions may also inhibit fluctuations in the market price of the Common Stock that could result from takeover attempts. In addition, the Board of Directors, without further stockholder approval, may issue Preferred Stock that could have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.


                               MARKET PRICE INFORMATION

               The Company's Common Stock is included on the Nasdaq SmallCap System under the symbol CMPD. The following table sets forth, for the Company's fiscal years indicated, the quarterly high and low closing bid prices for the Common Stock as reported by Nasdaq for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

          Common Stock                     High              Low
          ------------                     ----              ---

          Fiscal 1996
          -----------
          First Quarter               $  19.13          $  3.00
          Second Quarter                  5.06             2.31
          Third Quarter                   3.75             2.25
          Fourth Quarter                  2.63              .94

          Fiscal 1997
          -----------
          First Quarter                   1.94              .54
          Second Quarter                  1.38              .69
          Third Quarter                   1.22              .50
          Fourth Quarter                  3.09              .59

          Fiscal 1998
          -----------
          First Quarter                   2.09             1.34
          Second Quarter                  1.44              .78
          Third Quarter                   1.16              .75
          Fourth Quarter                   .81              .38
          (through September 23,
          1998)

          See the cover page of this Prospectus for the last sales price of the Common Stock reported on the Nasdaq SmallCap Market as of a recent date. Investors should check the market prices of the Common Stock before making an investment decision with respect to securities of the Company.


                                   USE OF PROCEEDS

               Assuming all the Warrants are exercised, the Company will receive gross proceeds of $5,775,000, with net proceeds of approximately $5,743,000. The proceeds to be received by the Company upon the exercise of the Warrants will be utilized for research and development, marketing and working capital purposes.


                            SUMMARY FINANCIAL INFORMATION

                    The following tables set forth historical consolidated financial data of the Company for the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995. The selected historical consolidated financial data for each of the fiscal years presented below were derived from the consolidated financial statements of the Company. This data should be read in conjunction with the Company's financial statements and "Management's Discussion and Analysis or Plan of Operation" incorporated by reference herein to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 and the Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998.

          STATEMENT OF OPERATIONS DATA:

                                                  YEAR ENDED SEPTEMBER 30


                                                    1995         1996
                                                --------------------------
          REVENUES:
            ECG services  . . . . . . . .        $1,643,000   $2,008,000
            Osteo royalty revenues  . . .           327,000       37,000
            Product sales . . . . . . . .           573,000      200,000
            Rental property . . . . . . .           431,000       99,000
                                                -----------  -----------
                                                  2,974,000    2,344,000

          COST OF SALES . . . . . . . . .         6,026,000    7,123,000

          OTHER INCOME (EXPENSE)  . . . .          (338,000)     132,000
                                                -----------  -----------

          NET LOSS  . . . . . . . . . . .
                                                $(3,390,000) $(4,647,000)
                                                ===========  ===========

          NET LOSS PER SHARE  . . . . . .             $(.55)       $(.54)
                                                -----------  -----------

          Weighted average number of              6,150,500    8,534,276
          common shares outstanding . . .       ===========  ===========








                                                 YEAR ENDED SEPTEMBER 30

                                                            NINE MONTHS
                                                               ENDED
                                                  1997      JUNE 30, 1998
                                             -------------  -------------
          REVENUES:
            ECG services  . . . . . . .         $1,674,000     $1,076,000
            Osteo royalty revenues  . .            119,000         42,000
            Product sales . . . . . . .            146,000        242,000
            Rental property . . . . . .                -0-            -0-
                                               -----------    -----------

                                                 1,939,000      1,360,000

          COST OF SALES . . . . . . . .          4,222,000      2,629,000

          OTHER INCOME (EXPENSE)  . . .             69,000         51,000
                                               -----------    -----------

          NET LOSS  . . . . . . . . . .        $(2,214,000)    $1,218,000
                                               ===========    ===========

          NET LOSS PER SHARE  . . . . .             $(.25)         $(.19)
                                               -----------    -----------

          Weighted average number of             8,965,045     10,391,952
          common shares outstanding . .        ===========    ===========



          BALANCE SHEET DATA:
                                          SEPTEMBER 30,       JUNE 30, 1998
                                       --------------------   -------------
                                         1996        1997
                                      ---------   ----------

          CASH AND MARKETABLE
          SECURITIES  . . . . . . .  $2,644,000    $931,000     $3,066,000

          TOTAL ASSETS  . . . . . .   3,978,000   1,776,000      3,831,000

          TOTAL CURRENT LIABILITIES     942,000     756,000        703,000

          TOTAL STOCKHOLDERS'         2,958,000     868,000      3,008,000
          EQUITY  . . . . . . . . .


                       DESCRIPTION OF WARRANT AND COMMON STOCK

               The Company's authorized capital stock currently consists of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.10 par value. As of August 31, 1998, the Company had issued and outstanding 12,406,102 shares of Common Stock, 8,400 shares of Class A $3.50 Cumulative Convertible Voting Preferred Stock, 300 shares of Class B $3.50 Convertible Voting Preferred Stock and 11,650 shares of Class C Preferred Stock.

          COMMON STOCK

               Holders of the Company's Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company and to receive dividends when, as and if declared by the Company's Board from funds legally available therefor. Upon liquidation of the Company, holders of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company and priority payments to any senior class of capital stock. Holders of the Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights.

          WARRANTS

               General. The Warrants were issued under the Warrant Agreement. The description of the Warrant Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement.

               Each Warrant initially entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.00 (the "Exercise Price"). The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in certain events described below.
          Each Warrant may be exercised on or after the issuance thereof and until 5:00 p.m., Pacific time, on January 26, 2003 in accordance with the terms of the Warrants and the Warrant Agreement. To the extent that any Warrant remains outstanding after such time, such unexercised Warrant will automatically terminate.

               Exercise. Warrants may be exercised by surrendering to U.S. Stock Transfer Corporation, the Warrant Agent, a signed Warrant certificate indicating the warrantholder's election to exercise all or a portion of the Warrants evidenced by such certificate. Surrendered certificates must be accompanied by payment of the aggregate Exercise Price in respect of the Warrants to be exercised, which payment may be made in cash or by certified or official bank check payable to the order of the Company. No adjustments as to cash dividends with respect to the Common Stock will be made upon any exercise of Warrants.

               If fewer than all the Warrants evidenced by any certificate are exercised, the Warrant Agent will deliver to the exercising warrantholder a new Warrant certificate representing the unexercised Warrants. The Company will not be required to issue fractional shares of its Common Stock upon exercise of any Warrant, and in lieu thereof will pay an amount equal to the same fraction of the current market value per share of Common Stock, determined as provided in the Warrant Agreement.

               Antidilution and Exercise Price Adjustments. The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price are subject to adjustment in connection with (a) the issuance of a stock dividend to holders of Common Stock, or a combination or subdivision of Common Stock, and (b) certain distributions by the Company to the holders of Common Stock of evidences of indebtedness or of its assets (excluding cash dividends or distributions out of earnings or out of surplus legally available for dividends) or of convertible securities, all as set forth in the Warrant Agreement. Notwithstanding the foregoing, no adjustment in the Exercise Price will be made until cumulative adjustments require an adjustment of at least $.05.

               In case of any reclassification, capital reorganization or other change to the Common Stock, or any consolidation or merger of the Company with or into another corporation, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the Warrant Agreement will require that effective provisions will be made so that each holder of an outstanding Warrant will have the right thereafter to exercise his or her Warrant for the kind and amount of securities and property receivable in connection with such reclassification, capital reorganization, consolidation, merger or sale by a holder of the number of shares of Common Stock for which such Warrants were exercisable immediately prior thereto. Furthermore, if the Company grants to the holders of Common Stock rights or warrants or options to purchase the Company's Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, the Company shall concurrently grant to each warrantholder the rights, warrants or options to which such warrantholder would have been entitled if such warrantholder were the holder of the number of shares of Common Stock then issuable upon exercise of his or her Warrants.

               Other Public Warrants. In addition to the Warrants, the Company also has outstanding certain other Common Stock purchase warrants issued in August 1992 which allow the holders thereof to purchase Common Stock at a price of $3.75 per share. All of such other warrants are due to expire on August 2, 1999.

          REPORTS

               The Company furnishes to its stockholders and will furnish to its warrantholders, after the close of each fiscal year, an annual report containing audited financial statements. In addition, the Company may furnish to its stockholders and warrantholders such other reports as may be authorized, from time to time, by its Board of Directors.

          TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

               U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204, is the transfer agent, registrar and Warrant Agent for the securities of the Company.


                                 PLAN OF DISTRIBUTION

               No underwriter is being utilized in connection with this offering or with the exercise of the Warrants. The 1,925,000 shares of Common Stock are issuable upon exercise of the Warrants.

               The Company is registering the shares of Common Stock issuable upon exercise of the Warrants and not the resale thereof by the holders of the shares of Common Stock after such exercise.

                                    LEGAL MATTERS

               Certain legal matters in connection with the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, New York, New York.



                                       EXPERTS

               The consolidated financial statements of the Company appearing in its Annual Report on Form 10-KSB for the two fiscal years ended September 30, 1997 have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          ===============================  ===============================

            No person is authorized in
          connection with any offering
          made hereby to give any informa-
          tion or to make any
          representation not contained in
          this Prospectus, and,  if given          1,925,000 Shares
          or  made, such information or             of Common Stock
          representation must not be
          relied upon as having been
          authorized by the Company or any
          Underwriter.  This Prospectus
          does not constitute an offer  to
          sell or a solicitation of an
          offer to buy any security other           COMPUMED, INC.
          than the shares of Common Stock
          offered hereby, nor does it
          constitute an offer to sell or a
          solicitation of any offer to buy
          any  of the securities offered
          hereby to any person in any
          jurisdiction in which it is
          unlawful to make  such an offer
          or solicitation.  Neither the           P R O S P E C T U S
          delivery of this Prospectus nor
          any sale made hereunder shall
          under any circumstances create
          any implication that the infor-
          mation contained herein is
          correct as of any date subse-
          quent to the date hereof.
                                                  _____________, 1998
                  TABLE OF CONTENTS

                                       PAGE

          AVAILABLE INFORMATION . . .     2
          INCORPORATION OF CERTAIN DOC-
          UMENTS BY REFERENCE . . . .     2
          THE COMPANY . . . . . . . .     3
          RISK FACTORS  . . . . . . .     4
          MARKET PRICE INFORMATION  .     9
          USE OF PROCEEDS . . . . . .     9
          SUMMARY FINANCIAL INFORMATION  10
          DESCRIPTION OF WARRANT AND
          COMMON STOCK  . . . . . . .    11
          PLAN OF DISTRIBUTION  . . .    12
          LEGAL MATTERS . . . . . . .    13
          EXPERTS . . . . . . . . . .    13

          ===============================  ===============================

                                       PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

           Registration Fee  . . . . . . . . . .    $ 1,703.63

           Legal Fees and Expenses . . . . . . .     15,000.00
           Accounting Fees and Expenses  . . . .      9,500.00

           Miscellaneous Expenses  . . . . . . .      7,796.37
                                                   -----------

            Total  . . . . . . . . . . . . . . .    $34,000.00
                                                   ===========


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article TENTH of the Certificate of Incorporation of the Company and Article VI of the By-laws of the Company provide in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

            Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view or all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            The Company has purchased and maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of such insur-ance is to indemnify any officer or director of the Company against expenses, judgements, fines, attorney's fees and other amounts paid in settlements incurred by him, subject to certain exclusions. Such insurance does not insure against any such amount incurred by an officer or director as a result of his own dishonesty.


          ITEM 16.  EXHIBITS

          EXHIBIT
          NUMBER         DESCRIPTION OF EXHIBIT
          -------        ----------------------

          3.1 Certificate of Incorporation of the Company [Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement of Form S-1 (File No. 33-46061), effective May 7, 1992]

          3.2 Certificate of Amendment of Certificate of Incorporation [Incorporated by reference to
                         Exhibit 3.1a to Amendment No. 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed June 28, 1994]

          3.3 Certificate of Amendment of Certificate of Incorporation [Incorporated by reference to
                         Exhibit 3.1b to Amendment No. 2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed November 7, 1994]

          3.4 Certificate of Correction of Certificate of Amend-ment [Incorporated by reference to Exhibit 3.1c to Amendment No. 2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed November 7, 1995]

          3.5 Certificate of Designation of Class A Preferred Stock [Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (File No. 0-14210)]

          3.6 Certificate of Designation of Class B Preferred Stock [Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (File No. 0-14210)]

          3.7            Certificate of Designation of Class C 7%
                         Cumulative Convertible Preferred Stock
                         [Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K for an event of December 24, 1997]

          3.8 Certificate of Correction for the Certificate of Designation of Class C 7% Cumulative Convertible Preferred Stock [Incorporated by reference to Ex-hibit 3.2 to the Company's Form 8-K for an event of December 24, 1997]

          3.9 By-Laws of the Company, as currently in effect [Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

          4.1            Form of Warrant Agreement and Warrant
                         [Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-2 (File No. 33-48437), effective August 3, 1992]

          4.2 Specimen Common Stock Certificate [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

          4.3 Form of Preferred Stock Certificate [Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

          4.4 Form of Warrant Agreement [Incorporated by refer-ence to Exhibit 10.2 to the Company's Form 8-K for an event of December 24, 1997]

          4.5            Form of Registration Rights Agreement
                         [Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K for an event of December 24, 1997]

          4.6            Warrant Agreement and Form of Warrant
                         [Incorporated by reference to Exhibits 1 and 1.1 to the Company's Form 8-A filed March 12, 1998]

          4.7 Stipulation of Settlement of Class Action and Derivative Claims dated as of August 12, 1997, in Re CompuMed, Inc. Securities Litigation (without exhibits) [Incorporated by reference to Exhibit
                         10.1 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1997]

          4.8 Final Judgment and Order of Dismissal, dated January 26, 1998, in Re CompuMed, Inc. Securities Litigation [Incorporated by reference to Exhibit
                         10.2 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1997]

          5.*            Opinion of Thelen Reid & Priest LLP

          23.1*          Consent of Ernst & Young LLP

          23.2* Consent of Thelen Reid & Priest LLP (included as part of Exhibit 5)

          24.            Power of Attorney (included on p. II-5)

          -------------------------
          *  Filed herewith.


          ITEM 17.  UNDERTAKINGS

            UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

            The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration State-ment. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a pro-spectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) to include any additional or changed material information with respect to the plan of distribution.

             (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            UNDERTAKING REQUIRED BY REGULATION S-B, ITEM 512(E).

             Insofar as indemnification for liabilities arising under the
            Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the DGCL or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MANHATTAN BEACH, AND STATE OF CALIFORNIA, ON THE 25TH DAY OF SEPTEMBER, 1998.

                                   COMPUMED, INC.


                                   BY:  /S/ JAMES LINESCH
                                       ------------------------------------
                                         James Linesch
                                         President


                                  POWER OF ATTORNEY

            EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS JAMES LINESCH AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW AND TO FILE WITH THE SEC, ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) AND SUPPLEMENTS TO THIS REGISTRATION STATEMENT.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOW-ING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE               TITLE                 DATE
          ---------               -----                 ----


          /s/ Robert B. Goldberg  Chairman of the       September 25, 1998
              ------------------  Board
              Robert B. Goldberg



          /s/ James Linesch       President and Chief   September 25, 1998
              -------------       Financial Officer
              James Linesch

          /s/ Herbert Lightstone  Director              September 25, 1998
              ------------------
              Herbert Lightstone

          /s/ John D. Minnick     Director              September 25, 1998
              ---------------
              John D. Minnick

          /s/ John Romm           Director              September 25, 1998
              ---------
              John Romm

          /s/ Robert Stuckelman   Director              September 25, 1998
              -----------------
              Robert Stuckelman

                          EFFECTIVE DATED ___________, 1998


          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                    EXHIBIT INDEX


          Exhibit                                                      Page
          -------                                                      ----

          5              Opinion of Thelen Reid & Priest LLP

          23.1           Consent of Ernst & Young LLP

          23.2 Consent of Thelen Reid & Priest LLP (included as part of Exhibit 5)

          24.            Power of Attorney (included on p. II-5)